Exhibit 99.1
Ichor Names Phil Barros Chief Executive Officer
Proven Technology Leader to Drive Next Phase of Growth for Ichor
FREMONT, CA., November 3, 2025 —Ichor Holdings, Ltd. (NASDAQ: ICHR), a leader in the design, engineering, and manufacturing of critical fluid delivery subsystems and components for semiconductor capital equipment, today announced that its Board of Directors has unanimously approved a succession plan for executive management of the company. Effective immediately, CTO Phil Barros has been promoted to chief executive officer, and appointed to the company’s Board of Directors.
Mr. Barros’ promotion to CEO comes after more than 20 years of rising through the leadership ranks at Ichor, with executive roles spanning engineering, product management, sales, account management, corporate development, and strategy. In serving as the company’s chief technical officer since 2015 and as senior vice president of engineering of Ichor since 2010, Mr. Barros led the development of the complete suite of proprietary valves, fittings, and substrate components now qualified or in final qualification stages with Ichor’s major customers. Earlier roles included several years as director of systems engineering at Celerity, a predecessor company to Ichor, and as engineering project manager at Applied Materials, Inc. Mr. Barros earned his B.S. in mechanical engineering from San Jose State University and has advanced his education through executive programs at both Stanford University and the University of California, Berkeley. A proven technology leader with a passion for innovation, Mr. Barros personally holds multiple patents. His technology background and business experience make him ideally suited to lead the next phase of the company’s growth and success.
“Phil has been instrumental in developing our technology roadmap in close partnership with our leading customers, creating innovative and proprietary products that drive customer value, and we are confident that he is the right person to drive Ichor to the next level,” said Iain MacKenzie, chairman of Ichor. “The leadership transition we are announcing today represents the culmination of a thoughtful succession planning process led by our Board over the past several months, during which time we have considered both internal and external candidates. With Ichor’s product development strategy fundamental to the company’s future revenue growth and increased profitability objectives, we believe that Phil’s deep knowledge of our business and vision for the future will help drive Ichor’s future success.”
“I am honored to have been chosen by the Board of Directors to lead Ichor into the next exciting phase of growth for our company,” said Phil Barros. “Ichor’s evolution from a value-added manufacturing partner to a leading provider of critical and proprietary components employed to address complex fluid delivery requirements for our customers, is just beginning to take shape. I look forward to working with our entire executive team and our talented employees to drive growth and increased profitability for Ichor as we execute on our vision for technology leadership.”

About Ichor
We are a leader in the design, engineering and manufacturing of critical fluid delivery subsystems and components primarily for semiconductor capital equipment, as well as other industries such as defense/aerospace and medical. Our primary product offerings include gas and chemical delivery subsystems, collectively known as fluid delivery subsystems, which are key elements of the process tools used in the manufacturing of semiconductor devices. Our gas delivery subsystems deliver, monitor and control precise quantities of the specialized gases used in semiconductor manufacturing processes such as etch and deposition. Our chemical delivery subsystems precisely blend and dispense the reactive liquid chemistries used in semiconductor manufacturing processes such as chemical-mechanical planarization, electroplating, and cleaning. We also provide precision-machined components, weldments, e-beam and laser welded components, precision vacuum and hydrogen brazing, surface treatment technologies, and other proprietary products. We are headquartered in Fremont, CA. https://ir.ichorsystems.com/

Forward-Looking Statements
Certain statements in this release are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “anticipate,” “believe,” “contemplate,” “designed,” “estimate,” “expect,” “forecast,” “goal,” “guidance,” “intend,” “may,” “outlook,” “plan,” “predict,” “project,” “see,” “seek,” “target,” “would” and similar expressions or variations or negatives of these words are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Examples of forward-looking statements include, but are not limited to, future plans for Ichor, and expressions of confidence in Ichor’s future as well as any other statement that does not directly relate to any historical fact. Such forward-looking statements are based on our current expectations about future events as of the date hereof and involve many risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in our forward-looking statements. Our actual results and outcomes could differ materially from those included in these forward-looking statements as a result of various factors, including, but not limited to: risks associated with management transitions, including potential difficulties in implementing organizational changes, new strategies and tactics developed by a new management team, and possible disruptions in the event of further changes in the management team; retention efforts and relationships with external stakeholders due to the changes in our management team; challenges in attracting and retaining qualified personnel; geopolitical, economic and market conditions, including high inflation, changes to trade, fiscal and monetary policy, high interest rates, currency fluctuations, challenges in the supply chain and any disruptions in the global economy as a result of the conflicts in Ukraine and the Middle East; dependence on expenditures by manufacturers and cyclical downturns in the semiconductor capital equipment industry; reliance on a very small number of original equipment manufacturers (“OEMs”) for a significant portion of sales; negotiating leverage held by our customers; competitiveness and rapid evolution of the industries in which we participate; keeping pace with developments in the industries we serve and with technological innovation generally; designing, developing and introducing new products that are accepted by OEMs in order to retain our existing customers and obtain new customers; managing our manufacturing and procurement process effectively; defects in our products that could damage our reputation, decrease market acceptance and result in potentially costly litigation; and our dependence on a limited number of suppliers. Additional information concerning these and other factors can be found in our filings with the Securities and Exchange Commission (the “SEC”), including other risks, relevant factors, and uncertainties identified in the “Risk Factors” section of our Annual Report on Form 10 K for the year ended December 27, 2024 and any other periodic reports that we may file with the SEC.
All forward-looking statements in this press release are based upon information available to us as of the date hereof, and qualified in their entirety by this cautionary statement. We undertake no obligation to update or revise any forward-looking statements contained herein, whether as a result of actual results, changes in our expectations, future events or developments, or otherwise, except as required by law.
Contact:
Greg Swyt, CFO 510-897-5200
Claire McAdams, IR & Strategic Initiatives 530-265-9899
IR@ichorsystems.com
Source: Ichor Holdings, Ltd.